                                                                     EXHIBIT 7.2
                           KOHRMAN JACKSON & KRANTZ P.L.L.

                                   ATTORNEYS AT LAW
                           20th FLOOR, ONE CLEVELAND CENTER
                                1375 EAST NINTH STREET
                                CLEVELAND, OHIO  44114

                                        -----

                                  216-696-8700
DIRECT DIAL                        TELECOPIER                          E-MAIL
216-736-7204                      216-621-6536                       mck@kjk.com



                                   October 6, 1998



VIA TELECOPIER AND CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Board of Directors
NuMED HOME HEALTH CARE, INC.
5770 Roosevelt Boulevard, Suite 700
Clearwater, Florida 34620

               RE:  FINAL DEMAND FOR ANNUAL MEETING

Dear Sirs:

     As the Board of Directors is aware, our Client, Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company (the "Fund"), has made repeated demands that an annual shareholder meeting of NuMed Home Health Care, Inc. (the "Company") be held (See attached letters dated September 25, 1997 and October 8,
1997). As a result of the Board of Directors' failure to schedule an annual shareholder meeting, on November 17, 1997, the Fund filed complaint number CV97-07777 in the Second Judicial Court of the State of Nevada, requesting, among other things, an order requiring the Company to schedule an annual shareholder meeting. After receiving repeated assurances from the Board of Directors that the Company would hold an annual shareholder meeting in conjunction with its merger with Banyan Healthcare Services, Inc., the Fund voluntarily dismissed the lawsuit.

     Seven months have now passed since the Fund dismissed its lawsuit and the Company still has not scheduled an annual shareholder meeting. The Company is currently in the process of negotiating another merger agreement with no annual shareholder meeting in sight. The Fund cannot and will not tolerate such dereliction of duty on the part of the Board of Directors on this matter. On behalf of the Fund, this is our final demand that an annual shareholder meeting be scheduled to enable the shareholders of the Company to elect directors and to conduct other business of the Company pursuant to Section 78.330 of the Nevada General Corporation Law (the "NGCL").

     As we have repeatedly reminded the Company, Article III, Section 1 of the Company's By-Laws require that "[t]he annual meeting of the stockholders shall be held in July of each year, at a


                                 Page 16 of 29 Pages

KOHRMAN JACKSON & KRANTZ P.L.L.

NuMed Home Health Care, Inc.
October 6, 1998
Page 2


date and time to be specified by the Board of Directors." The last annual meeting of the Company was held on March 29, 1996. No annual shareholder meeting was held in July 1997, nor has an annual shareholder meeting been scheduled by the Board of Directors for 1998. Failure to hold an annual meeting not only violates the Company's By-Laws, but under provisions of the NGCL subjects the Company to monetary penalties for failure to hold an annual meeting. As such violations may subject each director of the Company to liability for breach of their fiduciary duties.

     Be advised that, if the Company fails to notify the Fund of the date of the annual shareholder meeting within five (5) business days of receipt of this letter, the Fund is prepared to institute legal proceedings and pursue such legal remedies as are available against the Company and each director for failing to hold an annual shareholder meeting. We await the Company's response.

                                        Sincerely,

                                        /s/ Marc C. Krantz

                                        Marc C. Krantz




cc:  Richard M. Osborne


                                 Page 17 of 29 Pages

                                                                    ATTACHMENT A

                          KOHRMAN JACKSON & KRANTZ P.L.L.

                                   ATTORNEYS AT LAW
                           20th FLOOR, ONE CLEVELAND CENTER
                                CLEVELAND, OHIO  44114

                                        ------

                                  216-696-8700
Direct Dial:                          TELECOPIER
216-736-7204                      216-621-6536
E-mail: mck@kjk.com
                                  September 25, 1997




VIA TELECOPIER AND CERTIFIED MAIL
RETURN RECEIPT REQUESTED
NO.  P 109 121 334

Board of Directors
NuMED HOME HEALTH CARE, INC.
5770 Roosevelt Boulevard, Suite 700
Clearwater, Florida 34620

               RE:   DEMAND FOR ANNUAL MEETING



Dear Sirs:

     Our client, Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company (the "Fund"), is the beneficial owner of approximately 9.9% of the Common Stock of NuMED Home Health Care, Inc. (the "Company"), as disclosed in Amendment No. 2 to the Schedule 13D filed by the Fund with the SEC. On behalf of the Fund, we hereby request that an annual meeting be scheduled immediately by the Board of Directors to enable the shareholders of the Company to elect directors and to conduct other business of the Company pursuant to Section
78.330 of the Nevada General Corporation Law (the "NGCL").

     The Company's By-Laws, in Article III, Section 1, require that "[t]he annual meeting of the stockholders shall be held in July of each year, at a date and time to be specified by the Board of Directors." No annual meeting was held in July 1997, nor has one been scheduled by the Board of Directors and the last annual meeting of the Company was held on March 29, 1996. Failure to hold the meeting violates the Company's By-Laws and the NGCL.

     The United States District Court for the District of Nevada recently addressed this issue and found that Section 78.330 of the NGCL required that if a corporation's by-laws provided for an annual meeting every twelve months it had to be held. SEE HILTON HOTELS CORP. V. ITT CORP., 962 F. Supp. 1309, 1310 (D. Nev. 1997). Because the Company's By-Laws require that an annual


                                 Page 18 of 29 Pages

KOHRMAN JACKSON & KRANTZ P.L.L.

Board of Directors
NuMED HOME HEALTH CARE, INC.
Page 2
September 25, 1998

meeting be held in July of each year, the annual meeting is already significantly late. Moreover, under Section 78.345 of the NGCL, if the Board fails to hold a meeting within 18 months of the last meeting a Nevada court may order the meeting held. Therefore, the Board of Directors of the Company must immediately schedule the 1997 annual meeting of the Company.

     Please notify me within five business days of the date of this letter of the date that the annual meeting will be held. I look forward to your response.

                                        Sincerely,

                                        /s/ Marc C. Krantz

                                        Marc C. Krantz



klm/
cc: Mr. Richard M.  Osborne















                                 Page 19 of 29 Pages

                                                                    ATTACHMENT B

                          KOHRMAN JACKSON & KRANTZ P.L.L.

                                   ATTORNEYS AT LAW
                           20th FLOOR, ONE CLEVELAND CENTER
                                CLEVELAND, OHIO  44114

                                       ------


                                    216-696-8700
DIRECT DIAL                          TELECOPIER                        E-MAIL
216-736-7204                        216-621-6536                    mck@kjk.com

                                   October 8, 1997




VIA TELECOPIER AND
CERTIFIED MAIL
RETURN RECEIPT REQUESTED
NO. P 109 121 335

Board of Directors
NuMED HOME HEALTH CARE, INC.
5770 Roosevelt Boulevard, Suite 700
Clearwater, Florida 34620

     Re:  Demand for Shareholder List and Annual Meeting

Dear Sirs:

     On behalf of our client, Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company (the "Fund"), we made a second demand for inspection of the shareholder list of NuMED Home Health Care, Inc. (the "Company") on September 25, 1997. Pursuant to Section 78.015 3 of the Nevada General Corporation Law (the "NGCL"), the Fund is entitled to inspect and copy the records of the Company (as enumerated in Section 78.015 1 of the NGCL) upon at least 5 days' written demand. The first demand was made on April 8, 1997, and, as stated, the second demand was made on September 25. The 5 day time limit has expired with respect to both of these demands without a response from the Company.

     Additionally, on behalf of the Fund, we requested, by separate letter dated September 25, 1997, that an annual meeting be scheduled immediately by the Board of Directors of the Company as required by Article III, Section 1 of the Company's By-Laws and Section 78.330 of the NGCL. We have yet to receive a response from the Company. We renew the Fund's demand that an annual meeting be immediately scheduled.


                                 Page 20 of 29 Pages

KOHRMAN JACKSON & KRANTZ P.L.L.


NuMED HOME HEALTH CARE, INC.
October 8, 1997
Page 2



     The requested material should be sent directly to the address set forth above immediately, and please notify me immediately of the date of the Company's annual meeting. If the meeting is not immediately scheduled and the materials forthcoming, the Fund will be forced to take action in Court, where the Company will be liable for penalties and costs.

     I look forward to your immediate response.

                                             Sincerely,

                                             /s/ Marc C. Krantz

                                             Marc C. Krantz


/klm










                                 Page 21 of 29 Pages